Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Chris Donaghey

443-733-1600

KEYW Reports Q1 2013 Financial Results

HANOVER, Md., April 30, 2013 (GLOBE NEWSWIRE) – The KEYW Holding Corporation (NASDAQ: KEYW) today announced financial results for its first quarter ended March 31, 2013. First quarter 2013 revenue was $77.9 million, an increase of 40% versus the first quarter 2012. First quarter 2013 GAAP loss per share was $0.06 versus earnings per share of $0.01 in first quarter 2012. Non-cash amortization associated with acquisition related intangibles reduced Q1 2013 EPS by $0.11. Adjusted EBITDA (as described below) for Q1 2013 was $6.8 million or 8.7% of Q1 2013 revenue. In Q1 2013, KEYW received new funding actions totaling more than $90 million in value and ended the quarter with 1,137 employees.

“KEYW is off to a strong start in 2013 despite the uncertainties presented by the current government budget turmoil. We continue to invest in accelerating our commercial product efforts which, as noted below, also contributed to higher operating expenses,” commented Leonard Moodispaw, CEO and President of KEYW. “Year to date, we have added 23 new hires to our commercial business and we now have 65 full-time staff members, including Chris Fedde, the former CEO of SafeNet, Inc. who will provide valuable guidance to both our government and commercial products businesses (see our press release also dated April 30, 2013 for additional details). ‘Project G’ is being installed in customer networks in Q2 2013; we are pleased to be bringing this transformational capability to market.”

As mentioned, revenue for Q1 2013 increased 40% versus Q1 2012 from $55.8 million to $77.9 million. The main drivers for the increase were the Q4 2012 acquisitions of Poole & Associates and Sensage and organic growth in both segments. Consolidated gross margin decreased from 34% in Q1 2012 to 31% in Q1 2013 due to the acquisition of Poole, which generated a significant portion of revenue through the use of lower margin subcontractors. Operating expenses increased $6.8 million versus Q1 2012 and increased as a percentage of revenue from 24% in Q1 2012 to 26% in Q1 2013. The increase was due primarily to increased investment in our commercial cyber product efforts, higher facilities costs and higher stock compensation expenses.

GAAP loss per share was $0.06 in Q1 2013 on a fully diluted basis versus earnings per share of $0.01 in Q1 2012. Adjusted EBITDA (as described below) for Q1 2013 was $6.8 million, compared to $7.2 million in Q1 2012. Adjusted EBITDA margin as a percentage of revenue decreased to 8.7% in Q1 2013 versus 12.9% in Q1 2012.

Adjusted EBITDA, as defined by KEYW, is a non-GAAP measure that is calculated as GAAP net income plus other non-recurring expense, interest expense, income taxes, stock compensation, depreciation, and amortization. We have provided Adjusted EBITDA because we use the measurement internally to evaluate performance and we believe it is a commonly used measure of financial performance in comparable companies. It is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. In addition, our board of directors and management use Adjusted EBITDA:

-	As a measure of operating performance;
-	To determine a significant portion of management’s incentive compensation;
-	For planning purposes, including the preparation of our annual operating budget; and
-	To evaluate the effectiveness of our business strategies.

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table below that reconciles GAAP net income to Adjusted EBITDA.

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
	(in thousands)	(in thousands)

Net (Loss) Income	$(2,262)	$168
Depreciation	1,345	1,028
Amortization	6,921	4,869
Stock amortization	1,287	647
Acquisition accounting (1)	144 (2)	24
Interest expense, net	914	417
Tax expense (benefit)	(1,536)	66

Adjusted EBITDA	$6,813	$7,219

(1)	Includes costs associated with acquisitions and related financing (excluding interest which is disclosed separately).
(2)	Includes non-cash gain associated with the write-down of the earn-out from the National Semiconductor asset purchase.

The KEYW Holding Corporation Financial Highlights

Condensed Consolidated Statements of Operations

(in thousands except share and per share amounts)

	Three months ended	Three months ended
	March 31, 2013	March 31, 2012
	(Unaudited)	(Unaudited)
Revenues
Services	$58,843	$39,855
Integrated Solutions	19,029	15,921
Total	77,872	55,776

Costs of Revenues, excluding amortization
Services	44,408	28,877
Integrated Solutions	9,402	7,970
Total	53,810	36,847

Gross Profit
Services	14,435	10,978
Integrated Solutions	9,627	7,951
Total	24,062	18,929

Operating Expenses
Operating expenses	20,233	13,412
Intangible amortization expense	6,921	4,869
Total	27,154	18,281

Operating (Loss) Income	(3,092)	648

Non-Operating Expense, net	706	414

(Loss) Income before Income Taxes	(3,798)	234

Income Tax (Benefit) Expense, net	(1,536)	66

Net (Loss) Income	$(2,262)	$168

Weighted Average Common Shares Outstanding
Basic	36,378,929	25,811,983
Diluted	36,378,929	27,766,772

Earnings (Loss) per Share
Basic	$(0.06)	$0.01
Diluted	$(0.06)	$0.01

Condensed Consolidated Balance Sheet

(in thousands except share amounts)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,067	$5,639
Receivables	59,732	58,482
Inventories, net	9,246	8,739
Prepaid expenses	1,958	1,880
Income tax receivable	2,996	96
Deferred tax asset, current	3,149	3,149
Total current assets	80,148	77,985

Property and equipment, net	25,966	23,860
Goodwill	296,513	290,861
Other intangibles, net	48,024	53,799
Deferred tax asset	14,329	13,608
Other assets	2,526	2,562
TOTAL ASSETS	$467,506	$462,675

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolver	$29,000	$21,000
Accounts payable	9,494	7,254
Accrued expenses	7,364	5,488
Accrued salaries & wages	10,709	17,770
Term note — current portion	6,125	5,688
Deferred revenue	2,900	2,905
Deferred income taxes	1,429	1,429
Total current liabilities	67,021	61,534

Long-term liabilities:
Term note — non-current portion	61,250	63,000
Non-current deferred tax liability	28,886	29,700
Other non-current liabilities	7,563	7,413
TOTAL LIABILITIES	164,720	161,647

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 36,583,867 and 36,135,542 shares issued and outstanding	37	36
Additional paid-in capital	296,734	292,715
Retained earnings	6,015	8,277
Total stockholders’ equity	302,786	301,028
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$467,506	$462,675

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31, 2012	Three months ended March 31, 2012
	(Unaudited)	(Unaudited)
Net (loss) income	$(2,262)	$168
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Stock compensation	1,287	647
Depreciation/Amortization	8,266	5,897
Non-cash impact of TI earn-out reduction	(146)	—
Deferred taxes	(721)	—
Changes in operating assets and liabilities:
Receivables	(947)	(10,430)
Inventory	70	(886)
Prepaid expenses	(63)	(721)
Income tax receivable	(2,900)	—
Accounts payable	1,675	(717)
Accrued expenses	(4,154)	(822)
Other balance sheet changes	37	(7)
Net cash provided by (used in) operating activities	142	(6,871)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(6,725)	—
Purchase of property and equipment	(2,108)	(1,431)
Capitalized software development costs	(1,273)	—
Net cash used in investing activities	(10,106)	(1,431)

Cash flows from financing activities:
Proceeds from revolver, net	8,000	11,000
Repayment of debt	(1,313)	—
Repurchase of Stock	—	(2,948)
Proceeds from option exercises	705	51
Net cash provided by financing activities	7,392	8,103

Net decrease in cash and cash equivalents	(2,572)	(199)
Cash and cash equivalents at beginning of period	5,639	1,294
Cash and cash equivalents at end of period	$3,067	$1,095

A conference call has been scheduled to discuss these results on April 30 at 5:00 p.m. (EDT). At that time, management will review the company's first quarter 2013 financial results, followed by a question-and-answer session to further discuss the results.

Interested parties will be able to connect to our webcast via the Investors page on our website, http://investors.keywcorp.com on April 30, 2013. We encourage people to register for an email reminder about the webcast on the Event Calendar tab, also found on the Investors page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for this event is 45277108.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for U.S. Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact KEYW Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com; or on the Web at www.keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 12, 2013 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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